Exhibit 99.1

DANAHER REPORTS RECORD SECOND QUARTER 2015 RESULTS

WASHINGTON, D.C., July 23, 2015 -- Danaher Corporation (NYSE:DHR) today announced record results for the second quarter 2015.

For the quarter ended July 3, 2015, non-GAAP adjusted diluted net earnings per share were $1.08, which reflects the adjustments identified in the attached reconciliation schedule. On a GAAP basis, diluted net earnings for the second quarter were $696 million, or $0.97 per share. Revenue for the second quarter 2015 increased 3.5% to $5.1 billion with core revenues also increasing 3.5%.

The Company anticipates that non-GAAP, adjusted diluted net earnings per share from continuing operations for the third quarter 2015 will be in the range of $1.00 to $1.04. The Company is raising its full year 2015 non-GAAP adjusted diluted net earnings per share from continuing operations guidance to $4.25 to $4.33 from $4.23 to $4.33.

Beginning with third quarter of 2015 results, the recently divested Communications Business will be reclassified to discontinued operations for all prior periods, resulting in a $0.03 reduction in adjusted diluted net earnings per share for the first half of 2015. This reduction is essentially offset by the Company’s second quarter earnings outperformance relative to its April 2015 guidance. In addition, the Company’s prospective earnings per share results will be impacted by a reduction in the number of common shares outstanding, as 26 million shares of Danaher common stock were tendered to Danaher in exchange for the Communications Business before it was merged with NetScout Systems, Inc. The Company’s updated 2015 guidance of $4.25 to $4.33 is inclusive of these changes. Refer to the attached reconciliation for additional details.

Thomas P. Joyce, Jr., President and Chief Executive Officer, stated, “This was an exciting quarter for Danaher. Our team executed well, using the Danaher Business System to deliver solid core revenue growth, excellent margin expansion and earnings outperformance. We also announced the pending acquisition of Pall Corporation-the largest in our history-and our intent to separate into two public companies, all while sustaining our significant organic growth investments. As we move into the second half of 2015, we’re confident that our focus on driving growth and optimizing our portfolio will offer our shareholders substantial value for years to come.”

Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Investor Events.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 888-632-5017 within the U.S. or by dialing 913-981-5581 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 1995288). A replay of the conference call will be available shortly after the conclusion of the call and until Thursday, July 30, 2015. The replay can be accessed by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 1995288. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information - Quarterly Earnings.”

ABOUT DANAHER

Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands have leadership positions in some of the most demanding and attractive industries, including health care, environmental and industrial. The Company's globally diverse team of 71,000 associates is united by a common culture and operating system, the

Danaher Business System. In 2014, Danaher generated $19.9 billion in revenue and its market capitalization exceeded $60 billion. For more information please visit: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

FORWARD LOOKING STATEMENTS

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated adjusted diluted net earnings per share for the third quarter and full year 2015, the anticipated earnings impact from the Communications business reclassification, the pending acquisition of Pall Corporation, the anticipated separation of Danaher into two public companies, the Company’s plans to drive growth and optimize its portfolio and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures and other dispositions, contingent liabilities relating to acquisitions and divestitures, our ability to close the acquisition of Pall Corporation and achieve the anticipated benefits of that transaction, our ability to successfully consummate the separation of Danaher into two public companies and realize the anticipated benefits of that transaction, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2014 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2015. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Sales	$5,127.1	$4,963.6	$10,000.4	$9,626.3
Cost of sales	(2,366.9)	(2,343.4)	(4,640.2)	(4,553.2)
Gross profit	2,760.2	2,620.2	5,360.2	5,073.1
Operating costs:
Selling, general and administrative expenses	(1,484.2)	(1,394.5)	(2,970.9)	(2,745.1)
Research and development expenses	(344.9)	(336.4)	(684.0)	(649.8)
Operating profit	931.1	889.3	1,705.3	1,678.2
Non-operating income (expense):
Other income	—	19.2	—	19.2
Interest expense	(29.8)	(33.2)	(60.0)	(65.7)
Interest income	2.3	3.7	4.6	8.6
Earnings before income taxes	903.6	879.0	1,649.9	1,640.3
Income taxes	(208.0)	(202.6)	(384.5)	(384.2)
Net earnings	$695.6	$676.4	$1,265.4	$1,256.1
Net earnings per share:
Basic	$0.98	$0.96	$1.79	$1.79
Diluted	$0.97	$0.95	$1.76	$1.76
Average common stock and common equivalent shares outstanding:
Basic	709.5	701.2	708.4	700.6
Diluted	719.6	715.6	719.2	715.2

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

Diluted Net Earnings Per Share as Reported

	Three Months Ended		Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Diluted Net Earnings Per Share (GAAP)	$0.97	$0.95	$1.76	$1.76
Fair value adjustments to Nobel Biocare acquisition-related inventory ($20 million pre-tax, $15 million after-tax) incurred in the three months ended April 3, 2015	—	—	0.02	—
Gain on sale of marketable securities ($19 million pre-tax, $12 million after-tax) in the three months ended June 27, 2014	—	(0.02)	—	(0.02)
Discrete income tax charges ($17 million after-tax) incurred in the three months ended July 3, 2015 in connection with the disposition of the Communications Business (disposed of July 14, 2015)	0.02	—	0.02	—
Other discrete income tax items ($16 million after-tax) incurred in the three months ended July 3, 2015	(0.02)	—	(0.02)	—
Amortization of acquisition-related intangible assets in the three months ($107 million pre-tax, $82 million after-tax) and six months ($216 million pre-tax, $165 million after-tax) ended July 3, 2015 and for the three months ($95 million pre-tax, $72 million after-tax) and six months ($188 million pre-tax, $143 million after-tax) ended June 27, 2014	0.11	0.10	0.23	0.20
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$1.08	$1.03	$2.01	$1.94

Diluted Net Earnings Per Share Reflecting the Communications Business (Disposed of July 14, 2015) as a Discontinued Operation

	Three Months Ended		Six Months Ended
	July 3, 2015	June 27, 2014	July 3, 2015	June 27, 2014
Diluted Net Earnings Per Share (GAAP)	$0.97	$0.95	$1.76	$1.76
(Income) Loss from Discontinued Operations - Communications Business (disposed on July 14, 2015)	0.03	(0.01)	0.01	(0.06)
Diluted Net Earnings Per Share From Continuing Operations reflecting the Communications Business (disposed of July 14, 2015) as Discontinued Operations (GAAP)	1.00	0.94	1.77	1.70
Fair value adjustments to Nobel Biocare acquisition-related inventory ($20 million pre-tax, $15 million after-tax) incurred in the three months ended April 3, 2015	—	—	0.02	—
Gain on sale of marketable securities ($19 million pre-tax, $12 million after-tax) in the three months ended June 27, 2014	—	(0.02)	—	(0.02)
Other discrete income tax items ($16 million after-tax) incurred in the three months ended July 3, 2015	(0.02)	—	(0.02)	—
Amortization of acquisition-related intangible assets in the three months ($99 million pre-tax, $76 million after-tax) and six months ($200 million pre-tax, $153 million after-tax) ended July 3, 2015 and for the three months ($86 million pre-tax, $65 million after-tax) and six months ($171 million pre-tax, $130 million after-tax) ended June 27, 2014, in each case excluding amortization related to intangible assets disposed of in connection with the Communications Business disposition on July 14, 2015	0.10	0.09	0.21	0.18
Adjusted Diluted Net Earnings Per Share From Continuing Operations Reflecting the Communications Business (disposed of July 14, 2015) as Discontinued Operations (Non-GAAP)	$1.08	$1.01	$1.98	$1.86

Forecasted Diluted Earnings Per Share Guidance Which Reflects the Communications Business (Disposed of July 14, 2015) as a Discontinued Operation in All Periods

	Three Months Ending October 2, 2015		Year Ending December 31, 2015

	Low End	High End	Low End	High End
Diluted Net Earnings Per Share From Continuing Operations (GAAP)	$0.89	$0.93	$3.82	$3.90
Fair value adjustments to Nobel Biocare acquisition-related inventory ($20 million pre-tax, $15 million after-tax)	—	—	0.02	0.02
Other discrete income tax items ($16 million after-tax) incurred in the three months ended July 3, 2015	—	—	(0.02)	(0.02)
Amortization of acquisition-related intangible assets in the three months ending October 2, 2015 ($101 million pre-tax, $77 million after-tax) and the year ending December 31, 2015 ($400 million pre-tax, $306 million after-tax) in each case excluding amortization related to intangible assets disposed of in connection with the Communications Business disposition on July 14, 2015	0.11	0.11	0.43	0.43
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$1.00	$1.04	$4.25	$4.33

Core Revenue Growth

Components of Revenue Growth	Three Months Ended July 3, 2015 vs. Comparable 2014 Period	Six Months Ended July 3, 2015 vs. Comparable 2014 Period
Core (Non-GAAP)	3.5%	4.0%
Acquisitions (Non-GAAP)	6.5%	6.5%
Impact of Currency Translation (Non-GAAP)	(6.5)%	(6.5)%
Total Revenue Growth (GAAP)	3.5%	4.0%

Adjusted Diluted Net Earnings Per Share

We disclose the non-GAAP measure of adjusted diluted net earnings per share, which refers to GAAP diluted net earnings per share, excluding the items identified in the reconciliation schedule above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this measure provides useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from this measure because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company's overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The Communications Business will be treated as a discontinued

operation in the Company's financial reporting beginning with the third quarter Form 10Q filed with the Securities and Exchange Commission.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested product lines not considered discontinued operations (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.
Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divested product lines because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.